UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010

CHINA GREEN AGRICULTURE, INC.
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 (Exact name of Registrant as specified in charter)

Nevada (State or other jurisdiction of Incorporation)	000-18606 (Commission File No.)	36-3526027 (IRS Employer Identification No.)

3rd Floor, Borough A, Block A.
No.181 South Taibai Road
Xi’an, Shaanxi Province
People’s Republic of China 710065

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (011)-86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange   Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 12, 2010, the registrant issued a press release announcing (i) certain financial results for the fiscal quarter ended March 31, 2009; (ii) guidance for the fourth quarter of fiscal year 2010 and its increased guidance for fiscal year 2010; and (iii) a conference call to be held by the registrant on Thursday, May 13, 2010 at 9:00 a.m. Eastern Time to discuss the results of operations for the quarter ended March 31, 2010.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained herein and in the accompanying exhibit is being furnished pursuant to “Item 2.02.  Results of Operations and Financial Condition.”  The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

Exhibit No.	Description

99.1	Press Release, dated May 13, 2010

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2010

CHINA GREEN AGRICULTURE, INC.
(Registrant)

By:	/s/ Tao Li
Tao Li,
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 13, 2010